                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statement No. 333-45672 on Form S-8 of Belmont Bancorp. of our report dated February 5, 2002, except for Note 24, which date is March 26, 2002, on the consolidated financial statements of Belmont Bancorp. as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001; which report is included in this Annual Report on Form 10-K.


                                          Crowe, Chizek and Company LLP

Columbus, Ohio
March 26, 2002